UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2009

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 001-14049 (Commission File Number)	No. 06-1506026 (IRS Employer Identification No.)

901 Main Avenue Norwalk, Connecticut (Address of Principal Executive offices)		06851 (Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, John P. Imlay, Jr. announced his retirement and resignation from the board of directors (the “Board”) of IMS Health Incorporated (the “Company”) effective immediately following the 2009 Annual Meeting of Shareholders.  The Company’s Corporate Governance Principles provide that members of the Board are expected to resign from the Board immediately following the first annual meeting of shareholders after the member attains age 72.  Mr. Imlay will have turned age 72 prior to the date of the 2009 Annual Meeting of Shareholders.  In connection with Mr. Imlay’s announced retirement and resignation, the Board approved a resolution reducing the number of its directors from 10 to 9 effective immediately following the 2009 Annual Meeting of Shareholders and coincident with the effectiveness of Mr. Imlay’s retirement and resignation.

As previously reported in a Current Report on Form 8-K dated March 10, 2009, on March 9, 2009 the Board appointed Bradley T. Sheares to the Board, effective April 21, 2009, to serve until the 2009 Annual Meeting of Shareholders.  On April 21, 2009, the Board appointed Dr. Sheares as a member of the Human Resources Committee of the Company’s Board effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

By:
/s/ Robert H. Steinfeld
Name:	Robert H. Steinfeld
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:  April 23, 2009